EXHIBIT 5.1

December 19, 2012

Community Bank System, Inc.
5790 Widewaters Parkway
DeWitt, New York 13214

Re:         Registration Statement on Form S-8 Relating to Community Bank System, Inc.’s
2004 Long-Term Incentive Compensation Program, as Amended

Ladies and Gentlemen:

I am the Executive Vice President and General Counsel of Community Bank System, Inc., a Delaware corporation (the “Company”).  Reference is hereby made to the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), to register 900,000 shares of common stock, $1.00 par value per share (the “Common Stock”) issuable under the Community Bank System, Inc. 2004 Long-Term Incentive Compensation Program, as amended (the “Plan”).

In rendering the opinion expressed below, I have examined: (a) the Certificate of Incorporation of the Company and all amendments thereto; (b) the Bylaws of the Company and all amendments thereto; (c) the Registration Statement; (d) resolutions of the Board of Directors of the Company; and (e) such other documents, corporate records and instruments as I have deemed necessary or advisable for the purpose of this opinion.  The opinion expressed herein is based exclusively on the applicable provisions of the General Corporation Law of the State of Delaware and applicable federal securities laws of the United States of America.

Based upon the foregoing, it is my opinion that the Common Stock to be registered pursuant to the Registration Statement, when issued and delivered pursuant to the Plan, will be, legally issued, fully paid and non-assessable.

The opinion expressed herein is based upon the laws in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should such laws be changed by legislative action, judicial decision or otherwise.

I hereby consent to the filing of this letter as an exhibit to the Registration Statement.

Very truly yours,

/s/ George J. Getman

George J. Getman
Executive Vice President and General Counsel
Community Bank System, Inc.